Fifth Amendment to Lease

This Amendment to Lease dated this 1st day of February, 1999 shall amend the terms of a lease dated February 3, 1993 ("Lease") by and between Jaytee Properties ("Landlord") and Republic Bank & Trust Company ("Tenant") and any other amendments to such lease.

Landlord and Tenant agree that the following terms of the Lease shall be amended to reduce the Bank's square footage by 3,000 square feet. The Bank's rent shall be reduced accordingly and Jaytee Properties shall reimburse the Bank in the amount of $14,313 for that portion of rent paid since September 1, 1998.

ARTICLE I.  PREMISES

SECTION 1. Tenant leases from Landlord and Landlord leases to Tenant the following additional premises (hereinafter called the "Premises"):

   Being 23,509 square feet of office space located on the lower level, first floor and second floor in the Republic Bank Building (hereinafter called "the Building") located at Hurstbourne Parkway and Stone Creek Parkway in Jefferson County, Kentucky.

ARTICLE II.  TERM

The Term of this lease shall be to 6/31/03.

ARTICLE III.  RENT AND OPERATING EXPENSES

SECTION 1. Tenant shall pay to Landlord, at Landlord's office in the Building or at such place as Landlord may from time to time designate, as monthly rental for the Premises, $27,940.

JAYTEE PROPERTIES


By:/s/ Steve Trager
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REPUBLIC BANK & TRUST COMPANY


By:/s/ Bill Petteer
   --------------------------